Exhibit 3.1

AMENDED AND RESTATED
BYLAWS
OF
COMMUNITY BANCORP.
A Vermont Corporation
(Amended and Restated through July 15, 2020)

TABLE OF CONTENTS
Page
ARTICLE ONE: OFFICES	1
1.01 Registered Office and Agent.	1
1.02 Other Offices.	1

ARTICLE TWO: SHAREHOLDERS	1
2.01 Classes of Shares.	1
2.02 Annual Meetings.	1
2.03 Special Meetings.	1
2.04 Place and Manner of Holding Meetings.	1
2.05 Notice.	2
2.06 Voting List for Meeting.	2
2.07 Voting of Shares Held by Corporation.	2
2.08 Quorum.	2
2.09 Required Vote; Withdrawal of Quorum.	3
2.10 Method of Voting; Proxies.	3
2.11 Acceptance of Votes.	3
2.12 Record Date.	4
2.13 Nominations and Other Business.	4
2.14 Conduct of Meetings.	6

ARTICLE THREE: DIRECTORS	6
3.01 Management.	6
3.02 Number; Election; Term; Qualification.	6
3.03 Classification.	7
3.04 Vacancies.	7
3.05 Removal.	7
3.06 Inconsistency	7
3.07 Age and Other Qualifications.	7
3.08 Nominations.	7
3.09 Annual Meeting.	7
3.10 Regular Meetings.	7
3.11 Special Meetings.	8
3.12 Quorum; Majority Vote.	8
3.13 Procedure; Minutes.	8
3.14 Presumption of Assent.	8
3.15 Compensation.	8

ARTICLE FOUR: COMMITTEES	8
4.01 Audit Committee.	8
4.02 Compensation Committee.	9
4.03 Nominating/Corporate Governance Committee.	9
4.04 Independent Directors.	9
4.05 Other Committees.	9
4.06 Number; Qualification; Term.	9
4.07 Limitation on Authority.	9
4.08 Committee Changes.	10
4.09 Meetings.	10
4.10 Quorum; Majority Vote.	10
4.11 Minutes.	10
4.12 Compensation.	10
4.13 Responsibility.	10

ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS	10
5.01 Manner of Giving Notice.	10
5.02 Waiver of Notice.	11
5.03 Householding of Notices; E-Proxy.	11
5.04 Bulk Mail.	11
5.05 Shareholders Without Forwarding Addresses.	11
5.06 Telephone and Similar Meetings.	11
5.07 Action Without Meeting.	11

i

ARTICLE SIX: OFFICERS	11
6.01 Number; Titles; Election; Term.	11
6.02 Removal.	12
6.03 Vacancies.	12
6.04 Authority.	12
6.05 Compensation.	12
6.06 Chair of the Board.	12
6.07 Chief Executive Officer	12
6.08 President.	12
6.09 Chief Operating Officer	12
6.10 Vice President.	13
6.11 Treasurer.	13
6.12 Secretary.	13
6.13 Assistant Officers.	13

ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS	13
7.01 Certificates for Shares.	13
7.02 Issuance.	13
7.03 Shares Without Certificates.	13
7.04 Consideration for Shares.	14
7.05 Lost, Stolen, or Destroyed Certificates.	14
7.06 Transfer Agent; Transfer of Shares.	14
7.07 Registered Shareholders.	15

ARTICLE EIGHT: INDEMNIFICATION	15
8.01 Definitions.	15
8.02 Authority to Indemnify.	15
8.03 Mandatory Indemnification in Certain Circumstances.	16
8.04 Advance for Expenses.	16
8.05 Court Ordered Indemnification.	16
8.06 Determination and Authorization of Indemnification.	17
8.07 Indemnification of Officers, Employees and Agents.	17
8.08 Insurance.	18
8.09 Contract Right.	18
8.10 Enforcement of Rights.	18
8.11 Non-Exclusive Rights; Survival.	18
8.12 Severability.	18
8.13 Application of this Article.	19

ARTICLE NINE: EMERGENCY PREPAREDNESS	19
9.01 Emergency.	19

ARTICLE TEN: MISCELLANEOUS PROVISIONS	19
10.01 Distributions.	19
10.02 Reserves.	19
10.03 Books and Records.	20
10.04 Fiscal Year.	20
10.05 Seal.	20
10.06 Resignation.	20
10.07 Securities of Other Corporations.	20
10.08 Electronic Signatures.	20
10.09 Amendment.	20
10.10 Invalid Provisions.	20
10.11 Headings; Interpretation.	20

ii

AMENDED AND RESTATED
BYLAWS
OF
COMMUNITY BANCORP.

ARTICLE ONE: OFFICES

1.01 Registered Office and Agent. The registered office and registered agent of Community Bancorp. (the "Corporation") shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of Vermont.

1.02 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Vermont, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE TWO: SHAREHOLDERS

2.01 Classes of Shares.  The Company has two classes of outstanding shares, common and preferred, as authorized by Article Five of the Corporation’s Amended and Restated Articles of Association (the “Articles of Association”).  The preferred shares are issuable in one or more series and have such limited voting rights as the Board of Directors (the “Board”) may determine upon issuance and as may be specified in the applicable Certificate of Creation, filed with the Articles of Association in the Office of the Vermont Secretary of State.  The provisions of this Article shall pertain to the holders of each class or series of outstanding shares who have the right to vote as a voting group on any item presented at an annual or special meeting of shareholders, as the context may require.

2.02 Annual Meetings. The regular annual meeting of shareholders of the Corporation shall be held on the third Tuesday of May of each year, at such time and place as shall be designated by the Board of Directors; provided, however, that the Board may in its discretion designate a different date for the annual meeting. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.03 Special Meetings. A special meeting of the shareholders may be called at any time by the Chair, or by the Board of Directors, or by the Secretary upon the petition of the holders of not less than ten percent of the shares of a voting group entitled to vote on any issue at such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting. At any special meeting the only matters that may be considered for action by the shareholders are those proposed by the Board or by the shareholders who have requested the meeting and referred to in the notice of meeting.  Any proposal made by shareholders for action at a special meeting, including election of directors, shall comply with the requirements of Section 2.13 of these Bylaws.

2.04 Place and Manner of Holding Meetings.

(a)
In-Person Meetings. The annual meeting of shareholders may be held at any place within or without the State of Vermont as may be designated by the Board of Directors. Special meetings of shareholders may be held at any place within the State of Vermont as may be designated by the Board of Directors in the notice of meeting. If no place for a meeting is designated, it shall be held at the registered office of the Corporation.

(b)
Virtual and Hybrid Meetings. Notwithstanding anything to the contrary in these Bylaws, the Board of Directors may by resolution provide that any annual or special meeting of shareholders shall be held by means of structured electronic communications, either (i) entirely in such virtual electronic format, or (ii) partially in-person and partially by means of structured electronic communications, with shareholders given the opportunity to attend the meeting in person or to participate by means of electronic communications.  Any electronic communications medium used for such purpose must permit the participants to communicate at the meeting in a structured fashion, either simultaneously or sequentially, for the purpose of reaching collective agreement or action.

2.05 Notice. Written notice in accordance with Section 5.01 of these Bylaws stating the place, day, and hour of each meeting of shareholders, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, by or at the direction of the Board of Directors, the Chair, the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

2.06 Voting List for Meeting. In accordance with 11A VSA § 7.20, beginning two business days after the notice of meeting is given, and continuing through the meeting, the Secretary shall make available for inspection by any shareholder a complete list of shareholders entitled to notice of and to vote at such meeting, arranged in alphabetical order and by voting group (if applicable), including the address of each shareholder and the number of voting shares held by each shareholder. Such list shall be kept on file during the time specified at the principal office of the Corporation or at a place identified in the notice in the city or town in which the meeting is to be held. The list shall be subject to inspection during usual business hours, and upon written demand, by any shareholder of record entitled to vote at that meeting, or his or her agent or attorney. Subject to compliance with 11A VSA § 16.02(c), a shareholder or his or her agent or attorney shall be entitled to copy the list at his or her own expense. Such list shall be produced at such meeting, and at all times during such meeting shall be subject to inspection by any shareholder of record entitled to vote at that meeting, or his or her agent or attorney. The Corporation’s stock transfer records, which may be maintained by a third party stock transfer agent, shall be prima facie evidence as to who are the shareholders entitled to examine such list or stock transfer books.

2.07 Voting of Shares Held by Corporation. Treasury shares, and shares of the Corporation's own stock owned, directly or indirectly by another corporation (other than shares held in a fiduciary capacity) the majority of the voting stock of which is owned or controlled by the Corporation, shall not be shares entitled to vote or to be counted in determining (a) the total number of outstanding shares, (b) the number of shares constituting a quorum, or (c) the number of shares required to elect a director or to approve any other action.

2.08 Quorum. The holders of a majority of the outstanding shares of a voting group entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum for action on that matter by such voting group at any meeting of shareholders, except as otherwise provided by law or the Articles of Association. If a quorum shall not be present or represented at any meeting of shareholders, a majority of the shareholders who are present in person or represented by proxy and who are entitled to vote as a voting group on any issue at the meeting, may adjourn the meeting from time to time, until a quorum shall be present or represented. Notice of the new date, time and place of the adjourned meeting shall not be required to be given, if announced at the meeting prior to adjournment, unless a new record date must be established for the adjourned meeting, in accordance with Section 2.12 of these Bylaws. At any reconvening of an adjourned meeting any business as to which a quorum of a voting group is present or represented by proxy may be transacted by such voting group which could have been transacted at the original meeting, had a quorum been present or represented.

2.09 Required Vote; Withdrawal of Quorum. Except as otherwise provided by law or the Articles of Association, if a quorum of a voting group with respect to a matter is present in person or represented by proxy at any meeting, the action on such matter will be approved by such voting group if the number of votes cast in favor of the matter exceeds the number of votes cast opposing the matter. The shareholders of a voting group present at a duly convened meeting may continue to transact business until adjournment, notwithstanding any withdrawal of shareholders which may leave less than a quorum remaining.

2.10 Method of Voting; Proxies. Every shareholder of record shall be entitled at every meeting of shareholders to one vote on each matter submitted to a vote, for every share standing in his name in the Corporation’s stock transfer records, except to the extent that the voting rights of the shares of any class or series of shares are limited or denied by the Articles of Association (including any Certificate of Creation with respect to preferred shares) or by law. Such stock transfer records shall be prima facie evidence as to the identity of shareholders entitled to vote. At any meeting of shareholders, every shareholder having the right to vote may vote either in person or by a proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  Proxies shall be in such form, and delivered by such method or methods, as the Board may approve from time to time, including by telephone; facsimile or electronic transmission. Each such proxy shall be filed with the Secretary of the Corporation or other officer or agent authorized to tabulate votes, before or at the time of the meeting and shall become effective upon such filing. No proxy shall be valid after 11 months from the date of its execution, unless otherwise expressly provided in the proxy. If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly and conspicuously provided therein to be irrevocable and the appointment as proxy is coupled with an interest, or unless otherwise made irrevocable by law.

2.11 Acceptance of Votes. If the name signed on a vote, consent, waiver, or proxy appointment (including one submitted by facsimile or electronic transmission) corresponds to the name of a shareholder, the Corporation if acting in good faith, shall be entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, shall nevertheless be entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(1)	the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;
(2)
the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(3)
the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(4)
the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

(5)
two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

The Corporation shall be entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about (a) the validity of the signature on it, or (b) the signatory's authority to sign for the shareholder, or (c) if applicable, the electronic transmission by which the proxy appointment or the vote, consent or waiver was made. The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection. Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

2.12 Record Date. The Board of Directors may fix in advance a date as the record date for the purpose of determining voting groups and shareholders entitled to notice of or to vote at any meeting of shareholders or any reconvening thereof or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose. Such record date shall not be more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.13 Nominations and Other Business. Nominations for the election of Directors and other proposals for action at an annual or special meeting of shareholders may be made only (a) pursuant to the Corporation's notice of such meeting, (b) by the presiding officer at the meeting, (c) by or at the direction of a majority of the Board of Directors, or (d) by one or more shareholders, in compliance with the provisions of this Section 2.13. In addition, if a shareholder seeks to include his proposal for action in the Corporation’s proxy materials for the meeting, the shareholder must also comply with Securities and Exchange Commission (“SEC”) Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Notwithstanding anything herein to the contrary, a proposal by a shareholder for action at a meeting of shareholders may only be presented if it is a proper matter for shareholder action.

(a)
Time for Submission. A nomination for the election of a Director or a proposal for action at an annual or special meeting of shareholders may be made by a shareholder only if a written notice of such nomination or proposal that complies in all respects with this Section 2.13 has been received by the Secretary at the Corporation's principal office on a timely basis. To be timely, such notice must be received by the Corporation at its principal office:

In the case of an annual meeting,
	(1)	No earlier than 180 days, and no later than 120 days, prior to the third Tuesday in May; or
(2)
If the annual meeting is to be held on a date that is more than 30 days before or after the third Tuesday in May, no later than the close of business on the tenth day following the first public disclosure of the date of such meeting. The first public disclosure of the date of any annual meeting of shareholders shall be when public disclosure of such meeting date is first made (i) in a filing by the Corporation with the SEC, (ii) in any notice given to The NASDAQ Stock Market, or other securities self-regulatory organization, or (iii) in a news release reported by any national news service.

In the case of a special meeting,

No later than the close of business on the tenth day after the earlier of (i) the date the Corporation shall have mailed notice of such special meeting to its shareholders, or (ii) the date of the first public disclosure of the date of the special meeting made (i) in a filing by the Corporation with the SEC, (ii) in any notice given to the NASDAQ Stock Market, or other securities self-regulatory organization, or (iii) in a news release reported by any national news service.

(b)	Information Required - General. Each such notice from a shareholder shall set forth:

(1)
the name and address, as they appear on the Corporation’s stock transfer records, of the shareholder proposing such business or nominations and any Shareholder Associated Person (as defined in subsection (e));

(2)
(i) the class and series and number of shares of the Corporation which are held of record or are beneficially owned by such shareholder and by any Shareholder Associated Person with respect to the Corporation’s securities and (ii) any derivative positions held or beneficially held by the shareholder and any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the Corporation’s securities;

(3)	any material interest of the shareholder or any Shareholder Associated Person in such business or nomination(s); and
(4)	a representation that the shareholder intends to be present at the meeting in person or by proxy to make such nomination(s) or proposal.

(c)	Information Required - Nominations. Each notice of nomination for the election of a Director from a shareholder also shall set forth:

(1)	The name and address of the person to be nominated;
(2)
A description of all arrangements or understandings between the shareholder and the nominee and any Shareholder Associated Person (as defined herein), or any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder;

(3)	A statement confirming that the nominee meets the age qualification requirement in Section 3.07 of these Bylaws;
(4)
Such other information regarding the nominee as would be required to be included in proxy materials filed under applicable rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and

(5)	The written consent of the nominee to serve as a Director if properly nominated and elected.

(d)	Information Required - Other Business. Each notice of a proposal for action at an annual meeting from a shareholder also shall set forth:

(1)	A brief description of the proposal;
(2)	The reasons for making such proposal; and
(3)	Any direct or indirect interest of the shareholder or any Shareholder Associated Person in making such proposal.

(e)
Shareholder Associated Person.  For purposes of this Section 2.13, a “Shareholder Associated Person” of any shareholder means (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and (C) any person controlling, controlled by or under common control with such Shareholder Associated Person.

(f)
Compliance Mandatory. The presiding officer at the meeting may refuse to permit any nomination for the election of a Director or proposal to be made at an annual or special meeting by a shareholder who has not complied with all of the foregoing procedures and requirements.

(g)
Interpretation of Provision.  Notwithstanding anything herein to the contrary, this provision shall be deemed to apply to all shareholder nominations for Director and proposals for other business, whether or not such shareholder seeks to include such matter in any proxy materials of the Corporation for such meeting.

2.14 Conduct of Meetings. Unless a different person is elected by a vote of a majority of the shares then entitled to vote at a meeting of shareholders, or is designated by the Board of Directors, the Chair shall preside at meetings of the shareholders. The Board may adopt by resolution such rules and regulations for the conduct of meetings of shareholders, including virtual and hybrid shareholder meetings, as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations adopted by the Board, the Chair of any meeting of shareholders shall have the right and authority to convene and adjourn the meeting, prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are necessary, appropriate or convenient for the proper conduct of the meeting.

ARTICLE THREE: DIRECTORS

3.01 Management. The business and affairs of the Corporation shall be managed by the Board of Directors, subject to the restrictions imposed by law, the Articles of Association, or these Bylaws.

3.02 Number; Election; Term; Qualification. The Board of Directors shall consist of not less than 9 nor more than 25 shareholders, the exact number and the terms of office of which shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the full Board of Directors. Such exact number may be increased or decreased by the affirmative vote of the holders of at least seventy-five percent (75%) of the combined voting power of all of the then-outstanding shares of the Corporation's capital stock entitled to vote generally in the election of directors. Election of directors shall be by vote of a majority of the shares represented in person or by proxy at a meeting at which a quorum is present.

3.03 Classification. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. Upon their initial election, the members of the first class shall hold office for a term expiring at the next annual meeting of the shareholders after their election, the members of the second class shall hold office for a term expiring at the second annual meeting of the shareholders after their election, and the members of the third class shall hold office for a term expiring at the third annual meeting of shareholders after their election. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

3.04 Vacancies.  Subject to Section 3.06, any vacancies in the Board of Directors resulting from death, resignation, retirement, or removal from office of a director may be filled by the Board of Directors, acting by resolution of a majority of the directors then in office (other than directors, if any, elected under Article Fifteen* of the Articles of Association), although less than a quorum. Any director chosen to fill a vacancy as provided herein shall hold office until the next election of the class for which such director shall have been elected and shall have qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

3.05 Removal. Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the combined voting power of all of the then-outstanding shares of the Corporation's capital stock entitled to vote generally in the election of directors.

3.06 Inconsistency.  Nothing contained in Sections 3.02 through 3.06 of this Article Three shall be deemed to alter, amend or repeal any of the provisions of Article Fifteen* of the Articles of Association, which confers, under circumstances described therein, on the holders of the debentures referred to therein, the right to elect directors in certain circumstances.  During any period in which such rights may be exercised, the provision or provisions conferring such rights shall prevail over any provision of these Bylaws inconsistent therewith.

3.07 Age and Other Qualifications. No individual may be elected, re-elected or appointed to a term of office as a Director following his or her seventy-eighth birthday. Any Director who passes the age of 78 following election, re-election or appointment to the Board may continue to serve until the expiration of the term of the class of Directors to which he or she was elected, re-elected or appointed.  In order to ensure that an individual’s service, or continued service, on the Board is in the best interests of the Corporation and its shareholders, as a condition to his or her appointment or nomination for election or re-election, each director nominee regardless of age shall be subject to such evaluation and review as the Board or its Nomination and Governance Committee may prescribe from time to time.

3.08 Nominations. Nominations for election to the Board of Directors shall be made by the Nominating/Corporate Governance Committee of the Board of Directors, or by the shareholders, in compliance with the procedures set forth in Section 2.13 of these Bylaws.

3.09 Annual Meeting. The Board of Directors shall hold its annual meeting for the purpose of organization and the transaction of business, if a quorum is present, at its first regularly scheduled meeting following the annual meeting of shareholders, unless an earlier special meeting for that purpose is convened by the Chair of the Board.

3.10 Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such times and places as may be designated from time to time by resolution of the Board of Directors and communicated to all directors.

* Subsequently renumbered to Article Fourteen and deleted by vote of the shareholders on June 10, 2008.

3.11 Special Meetings. A special meeting of the Board of Directors shall be held whenever called by the Chair of the Corporation or by any three directors at such time and place as the Chair or directors shall designate in the notice of such special meeting. The person or persons calling any special meeting shall cause notice of such special meeting to be given to each director at least 24 hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of any special meeting, except for proposed amendments to the Bylaws.

3.12 Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors, unless the vote of a different number is required by law, the Articles of Association or these Bylaws.

3.13 Procedure; Minutes.   Meetings of the Board of Directors may be held in person, or by means of any electronic or telecommunications medium permitting simultaneous or sequentially structured communications.  At meetings of the Board of Directors, business shall be transacted in such order as the Board of Directors may determine from time to time. The Chair of the Corporation, or in his absence the President, shall preside at each meeting of the Board of Directors, provided that in the absence of the Chair and President, the Board of Directors may appoint a person to preside at the meeting. The Secretary of the Corporation or an Assistant Secretary designated by the Board shall act as secretary of each meeting provided that in the absence of the Secretary and any qualified Assistant Secretary, the Board of Directors shall appoint at each meeting a person to act as Secretary of the meeting. The Secretary of the meeting shall prepare minutes of the meeting which shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

3.14 Presumption of Assent. A director of the Corporation who is present at any meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action unless (i) he shall object at the beginning of the meeting (or promptly following his arrival) to holding the meeting or transacting business at the meeting, or (ii) his dissent or abstention from the action shall be entered in the minutes of the meeting or (iii) he shall file his written dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof. Such right to dissent shall not apply to a director who voted in favor of such action.

3.15 Compensation. Unless otherwise provided in the Articles of Association, by resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at meetings of the Board of Directors, and may be paid a stated salary or retainer as director or a fixed sum per meeting of the Board of Directors (and/or its Committees), or any combination of the foregoing. No such payment shall preclude any director from serving the Corporation in any non-director capacity and receiving compensation therefor.

ARTICLE FOUR: COMMITTEES

4.01 Audit Committee. There shall be an Audit Committee consisting entirely of such independent Directors as shall from time to time be appointed by resolution of the Board of Directors. The Audit Committee shall be responsible for the selection and appointment of the Corporation's independent accountants and for approving their compensation and any non-audit services performed by them; reviewing the scope and results of the audit plans of the independent accountants and internal auditors; overseeing the scope and adequacy of internal accounting control and record-keeping systems; reviewing the objectivity, effectiveness and resources of the internal audit function; conferring independently with management, the internal auditors and the independent accountants; and overseeing the Corporation's system of financial disclosure. The Audit Committee shall have such other duties and responsibilities as shall be set forth in a charter approved by the Board of Directors from time to time.

4.02 Compensation Committee. There shall be a Compensation Committee consisting of Directors as shall from time to time be appointed by resolution of the Board of Directors.  At least a majority of the Committee members shall be independent Directors.  The Compensation Committee shall be responsible for reviewing and approving the Chief Executive Officer's compensation, and the compensation of other executive officers, whether paid directly by the Corporation, or indirectly by the Corporation's subsidiaries. The Compensation Committee shall have such other duties and responsibilities as shall be set forth in a charter approved by the Board of Directors from time to time.

4.03 Nominating/Corporate Governance Committee. There shall be a Nominating/ Corporate Governance Committee consisting entirely of Directors as shall from time to time be appointed by resolution of the Board of Directors.  At least a majority of the Committee members shall be independent directors. The Nominating/Corporate Governance Committee shall be responsible for screening and recommending to the Board of Directors persons to be candidates for election or appointment as Directors; evaluating the performance of the Board, including the training and orientation of directors; establishing compensation policies for the Corporation’s directors; and reviewing corporate policies such as Code of Conduct, stock ownership guidelines and insider trading policies. The Nominating/ Corporate Governance Committee shall have such other duties and responsibilities as shall be set forth in a charter approved by the Board of Directors from time to time.

4.04 Independent Directors. For the purposes of the preceding sections 4.01, 4.02 and 4.03, an “independent director” shall mean a non-employee Director who otherwise meets the qualifications for independence under applicable standards of The NASDAQ Stock Market, as amended from time to time.

4.05 Other Committees. The Board of Directors may, at any time and from time to time, appoint such other standing or special committees with such duties and responsibilities as the Board of Directors shall determine, including, without limitation, an executive committee possessing and authorized to exercise, between meetings of the Board, all of the powers of the Board in the management of the business and affairs of the Corporation, except as may be limited by resolution of the Board, by Section 4.07 of these Bylaws, or otherwise by applicable law.

4.06 Number; Qualification; Term. Each committee shall consist of two or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The number of committee members may be increased or decreased from time to time, and qualifications of membership established and modified, by resolution or committee charter adopted by a majority of the entire Board of Directors. Committee members shall serve at the pleasure of the Board of Directors.

4.07 Limitation on Authority. Notwithstanding anything to the contrary in these Bylaws, or in any committee charter or resolution of the Board appointing such committee, no committee shall have the authority of the Board of Directors in reference to:

(a)	amending the Articles of Association;
(b)	approving a plan of merger not requiring shareholder approval;
(c)	approving or proposing to shareholders action that the Vermont Business Corporation Act requires be approved by the shareholders;
(d)	amending, altering, or repealing these Bylaws or adopting new Bylaws;
(e)	filling vacancies in or removing members of the Board of Directors or of any committee;
(f)	electing or removing officers or committee members;
(g)	fixing the compensation of any committee member;
(h)	altering or repealing any resolution of the full Board of Directors;
(i)	declaring dividends or authorizing any other form of distribution to shareholders; or
(j)	authorizing or approving the issuance or sale of shares or the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors.

 4.08 Committee Changes. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.09 Meetings. Regular and special meetings of any committee may be held without notice at such times and places as may be designated from time to time by resolution of the committee and communicated to all committee members.

4.10 Quorum; Majority Vote. At all meetings of any committee, a majority of the number of committee members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the committee members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the committee members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the vote of a different number is required by the Articles of Association or these Bylaws.

4.11 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

4.12 Compensation. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

4.13 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS

5.01 Manner of Giving Notice. Any notice required to be given to any person under the provisions of the Articles of Association, these Bylaws or by law shall be given to the person either personally or by sending a copy thereof:

(a)
By first class or express mail, postage prepaid, or courier service, charges prepaid, to such person's postal address appearing in the Corporation’s stock transfer records, or in the case of Directors, supplied by such Director to the Corporation for the purpose of notice. Notice pursuant to this subsection shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person; or

(b)
With respect to directors, by telephone, facsimile transmission, e-mail or other electronic communication to such person's facsimile number or address for e-mail or other electronic communications supplied by such person to the Corporation for the purpose of notice. Notice pursuant to this subsection shall be deemed to have been given when sent; or

(c)
With respect to shareholders, by a written medium specified by the Board of Directors from time to time and permitted by applicable law, including electronic transmission.  Notice pursuant to this subsection given by electronic transmission shall be deemed to have been given when transmitted in a manner authorized by the shareholder.

A notice of meeting shall specify the date, time and place, if any, of the meeting and any other information required by law or these Bylaws.

5.02 Waiver of Notice. Whenever by law, the Articles of  Association, or these Bylaws, any notice is required to be given to any person, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.03 Householding of Notices; E-Proxy.  For so long as the Corporation shall have a class of stock registered under Section 12 of the Exchange Act, any documents, reports and other material (including proxy materials) delivered to a shareholder in a manner consistent with the delivery and availability requirements contained in Regulation 14A or 14C under the Exchange Act shall be deemed to be delivered to the shareholder entitled to such delivery.

5.04 Bulk Mail. Notice of any regular or special meeting of the shareholders, or any other notice or delivery required by law, the Articles of Association or these Bylaws to be given to shareholders, may be given by bulk or second or third class mail, postage prepaid, if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.

5.05 Shareholders Without Forwarding Addresses. Except as may otherwise expressly be required by law, notice or other communications need not be sent to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, the Corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

5.06 Telephone and Similar Meetings. Directors or committee members may participate in and hold a meeting by means of audio or video conferencing or other telecommunications or electronic equipment, provided that all persons participating in the meeting may communicate with each other simultaneously or sequentially. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.07 Action Without Meeting. Any action that may be taken, or is required by law, the Articles of Association, or these Bylaws to be taken, at a meeting of directors, or committee members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or committee members, as the case may be, entitled to vote on the matter.  Any such written consent shall have the same force and effect as a resolution of such directors or committee members, as the case may be, adopted by unanimous vote at a duly convened meeting, and may be stated as such in any document filed with the Secretary of State of Vermont or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each director or committee member signs one of the counterparts. The signed consent shall be placed in the minute books of the Corporation and shall take effect as of the date of the last signature, unless a different effective date is specified in the consent.

ARTICLE SIX: OFFICERS

6.01 Number; Titles; Election; Term. The Corporation shall have a Chair of the Board, Chief Executive Officer, a president, one or more vice presidents (and, in the case of each vice president, with such descriptive title, if any, as the Board of Directors shall determine), a secretary, a treasurer, and such other officers and agents as the Board of Directors may deem desirable. The Board of Directors shall elect one of its members as Chief Executive Officer and one of its members as President of the Corporation. Both offices may but are not required to be held by the same person. Each officer and agent shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer or agent, his term of office shall extend to and expire at the meeting of the Board of Directors following the next annual meeting of shareholders, or, if earlier, at his death, resignation, or removal. Any two or more offices may be held by the same person. No officer or agent except the Chief Executive Officer and President of the Corporation need be a shareholder or director.

6.02 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.03 Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

6.04 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

6.05 Compensation. The compensation, if any, of officers shall be fixed, increased, or decreased from time to time by the Board of Directors; provided, that the Board of Directors may by resolution delegate to any one or more officers of the Corporation, or to a committee of the Board, the authority to fix such compensation.

6.06 Chair of the Board. The Board shall appoint one of its members to be Chair of the Board to oversee and direct the Board. Such person shall preside at meetings of the Board and shall supervise the implementation of the policies adopted or approved by the Board. The Chair may exercise such further powers and duties as from time to time may be conferred upon, or assigned by, the Board. The Chair shall preside at all meetings of the shareholders and shall establish rules for the conduct of meetings, unless the Board decides otherwise.

6.07 Chief Executive Officer. The Chief Executive Officer of the Corporation, subject to the supervision of the Board of Directors, shall have general management of the business and affairs of the Corporation in the ordinary course of its business with all such powers with respect to such business and affairs as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the Board of Directors with respect to continued suspension, removal, or reinstatement of such officer. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

6.08 President. The Board of Directors shall appoint a President to serve as one of the officers of the Company subject to the supervision of the Board of Directors. In the absence of the Chair or if no Chair is appointed, the President shall preside at any meeting of the Board. He or she shall have and may exercise any and all powers and duties pertaining by law, regulation or practice to the office of President or imposed by these Bylaws. He or she shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board of Directors. In the absence or unavailability of the CEO, the President shall be authorized to perform all the duties of that office.

6.09 Chief Operating Officer. The Board of Directors may designate one of the officers of this Corporation as the Chief Operating Officer. The officer thus designated shall have and may exercise any and all powers and duties pertaining by law, regulation, or practice to the office or as may be imposed by these Bylaws. He or she shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board of Directors.

6.10 Vice President. Each vice president shall have such powers and duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the President. The Board shall designate one vice president to exercise the powers of the President in the event of that officer's absence or inability to act.

6.11 Treasurer. The Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors. The Treasurer shall audit all payrolls and vouchers of the Corporation, receive, audit, and consolidate all operating and financial statements of the Corporation and its various departments and shall supervise the accounting and auditing practices of the Corporation. Additionally, the Treasurer shall have the power to endorse for deposit, collection or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation. The Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the President.

6.12 Secretary. In addition to any other duties required by law or by the Board of Directors from time to time, the Secretary shall perform the following duties:

(a)	record all votes and proceedings of the shareholders and directors or any committee thereof;
(b)	have the custody of the corporate seal, and of the corporate records within this State; and
(c)	Maintain certified copies of all documents required by law to be filed by the Corporation with the Secretary of State.

6.13 Assistant Officers. The Board may appoint one or more assistant officers, to exercise such powers and to perform such functions as they may prescribe from time to time.

ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS

7.01 Certificates for Shares. The certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors in conformity with law. The certificates of each class or series shall be consecutively numbered, shall be entered as they are issued in the books of the Corporation or in the records of the Corporation's designated transfer agent, if any, and shall state the shareholder's name, the number of shares, and such other matters as may be required by law. The certificates shall be signed, either manually or by facsimile, by the President or any Vice-President and by the Secretary or the Treasurer and shall be sealed with the seal of the Corporation or facsimile thereof.

7.02 Issuance. Common or preferred shares with or without par value may be issued pursuant to Article Five of the Articles of Association for such consideration and to such persons as the Board of Directors may from time to time determine, except in the case of the shares with par value the consideration must be at least equal to the par value of such shares. Shares may not be issued until the full amount of the consideration has been paid.

7.03 Shares Without Certificates.

(a)
Issuing Shares Without Certificates. Unless the Articles of Association provide otherwise, the Board of Directors may authorize the issuance of some or all the shares of the Corporation’s capital stock without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation.

(b)
Information Statement Required. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement containing at a minimum:

(1)	the name of the issuing corporation and that it is organized under the laws of Vermont;
(2)	the name of the person to whom issued; and
(3)	the number and class of shares and the designation of the series, if any, of the issued shares.

(c)	Procedures. The procedures in Section 7.06 shall not apply to uncertificated shares. The Board may adopt such alternative procedures concerning such shares as it deems necessary or appropriate.

7.04 Consideration for Shares. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation), or property (tangible or intangible) actually received, including other securities of the Corporation, and, in the discretion of the Board of Directors, one or more promissory notes. The promise of future services shall not constitute payment for shares. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable. The consideration received for shares shall be allocated by the Board of Directors between stated capital and capital surplus accounts.

7.05 Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

(a)	Claim. Makes proof in affidavit form that a previously issued certificate for shares has been lost, destroyed, or stolen;
(b)
Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)
Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Board of Directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d)	Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation, including any requirements of the Corporation’s transfer agent.

Notwithstanding the foregoing, the Corporation may waive any or all of the foregoing requirements in its discretion. When a certificate has been lost, destroyed, or stolen, and the shareholder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the shareholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

7.06 Transfer Agent; Transfer of Shares.

(a)
Transfer Agent. The Corporation may act as its own registrar and transfer agent for any class or series of the Corporation's debt or equity securities, or it may designate an affiliated or non-affiliated third party for such purpose, as the Board of Directors may determine in its discretion.

(b)
Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation (or its designated transfer agent) by the shareholders of record thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares, duly endorsed or accompanied by executed stock powers or other proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in the stock transfer records. The Board of Directors may make such additional rules and regulations as it may deem necessary or appropriate concerning the issue, transfer and registration of share certificates and uncertificated shares.

7.07 Registered Shareholders. The Corporation shall be entitled to treat the shareholder of record as the shareholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

ARTICLE EIGHT: INDEMNIFICATION

8.01 Definitions. Terms not otherwise defined in this Article shall have the meaning ascribed to them in the Vermont Business Corporation Act, Title 11A of the Vermont Statutes Annotated, as in effect from time to time.

8.02 Authority to Indemnify.

(a)
Except as provided in subsection 8.02(d) and subject to the procedures in Section 8.06, this Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director of the Corporation against liability incurred in the proceeding if:

(1)	he conducted himself in good faith; and
(2)	he reasonably believed:

(i)	in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interest; and
(ii)	in all other cases, that his conduct was at least not opposed to its best interests; and

(3)	in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

(b)
A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 8.02(a)(2)(ii).

(c)
The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d)	The Corporation may not indemnify a director under this section:

(1)	in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or
(2)
in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

(e)	Indemnification permitted under this section in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

8.03 Mandatory Indemnification in Certain Circumstances. This Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

8.04 Advance for Expenses.

(a)	The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is or was a party to a proceeding in advance of final disposition of the proceeding if:

(1)	the director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 8.02;
(2)
the director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

(3)	a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article Eight.

(b)
The undertaking required by subsection 8.04(a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

8.05 Court Ordered Indemnification. A director of this Corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

(1)
the director is entitled to mandatory indemnification under Section 8.03, in which case the court shall also order the Corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

(2)
the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in Section 8.02 or was adjudged liable as described in subsection 8.02(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

8.06 Determination and Authorization of Indemnification.

(a)
The Corporation may not indemnify a director under Section 8.02 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 8.02.

(b)	The determination referred to in subsection 8.06(a) shall be made:

(1)	by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;
(2)
if a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(3)	by special legal counsel:

(i)	selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2); or
(ii)
if a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

(4)	by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

Notwithstanding the foregoing, if a "change in control" (as defined in the federal Bank Holding Company Act of 1956, as amended) of the Corporation shall have occurred within the preceding two years, the determination shall be made by special legal counsel, unless otherwise expressly agreed by the person claiming indemnification.

(c)
Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 8.06(b)(3) to select counsel.

If it is determined under this Section 8.06 that the claimant is entitled to indemnification, payment to the claimant shall be made within 15 days after such determination or demand.

8.07 Indemnification of Officers, Employees and Agents.

(a)
An individual who is made a party to a proceeding because he is or was an officer of the Corporation is entitled to mandatory indemnification under Section 8.03 and is entitled to apply for court-ordered indemnification under Section 8.05, in each case to the same extent as a director.

(b)
The Corporation shall indemnify and advance expenses under Sections 8.02 and 8.04 to an individual who is made a party to a proceeding because he is or was an officer of the Corporation, subject to the same conditions and limitations and to the same extent that these Bylaws provide for indemnification and advancement of expenses to a director.

(c)
In the discretion of the Board of Directors, the Corporation may indemnify and advance expenses under Sections 8.02 and 8.04 to an individual who is made a party to a proceeding because he is or was an employee or agent of the Corporation, subject to the same conditions and limitations and to the same extent that these Bylaws provide for indemnification and advancement of expenses to a director.

 8.08 Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Sections 8.02 or 8.03.

8.09 Contract Right. The right of mandatory indemnification conferred upon directors and officers in this Bylaw shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition. The right to indemnification under this Section 8.09 shall be deemed to vest upon the occurrence of the event giving rise to the claim for indemnification and no subsequent modification or repeal of this Article Eight or other action on the part of the Corporation or otherwise shall operate to limit or impair such right. Notwithstanding the foregoing, nothing in this Section 8.09 shall be deemed to create any vested contract right to indemnification or advance of expenses in favor of any person for whom indemnification or advancement of expenses is merely permissive and not required under applicable law or this Article Eight.

8.10 Enforcement of Rights. In any action brought by a claimant to enforce the right to indemnification under this Article Eight, it shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the requirements of Section 8.04 have been met), that the claimant has not met the standard of conduct which makes it permissible under the Vermont Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

8.11 Non-Exclusive Rights; Survival. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Eight shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, other provision of the Articles of Association or Bylaws, contract, vote of stockholders or Directors or otherwise. No repeal or modification of this Article Eight shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

8.12 Severability. If any provision or provisions of this Article Eight shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article Eight (including, without limitation, each portion of any section of this Article Eight containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article Eight shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

8.13 Application of this Article.

(a)
These provisions do not limit the Corporation's power to pay or reimburse expenses incurred by a director, officer or other person in connection with his appearance as a witness in a proceeding at a time when such individual has not been made a named defendant or respondent to the proceeding.

(b)
It is the intent of this Article Eight that the Corporation shall have the right to indemnify and advance expenses to directors, officers, employees or agents, in each case, to the fullest extent permitted by applicable law. In the event that, after this Article Eight becomes effective, any such applicable law is amended to permit expanded powers to indemnify or advance expenses, the Corporation shall be deemed to have and may exercise all such expanded powers, notwithstanding any contrary provision of these Bylaws.

(c)
It is the intent of this Article Eight that it shall apply to acts and omissions that occurred prior to its adoption, even though suit is not filed or a claim is otherwise asserted until after such adoption.

ARTICLE NINE: EMERGENCY PREPAREDNESS

9.01 Emergency. If there is an emergency declared by governmental authorities or otherwise subsisting as the result of a regional or national disaster or act of war or terrorism, and of such severity as to prevent the normal conduct and management of the affairs of the Corporation and its subsidiaries:

(a)
Temporary Executive Committee. If it is impractical for the Board of Directors, or the Executive Committee (if one has been appointed) to meet, any three available Directors shall constitute an Emergency Executive Committee authorized to exercise the full authority of the Board of Directors, except as limited by applicable law, until such time as the appointed Executive Committee or the Board of Directors can again assume full responsibility and control of the Corporation; and

(b)
The available officers and employees of the Corporation shall continue to conduct the affairs of the Corporation, with such guidance as may be available to them from the Board of Directors, the Executive Committee or the Temporary Executive Committee constituted under Section 9.01(a) hereof, subject to conformance with any governmental directives during the emergency.

ARTICLE TEN: MISCELLANEOUS PROVISIONS

10.01 Distributions. Subject to provisions of applicable law and the Articles of Association, dividends or other distributions may be declared by the Board of Directors at any meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors and shall only be paid out of funds legally available therefor.

10.02 Reserves. The Board of Directors may create out of funds of the Corporation legally available therefor such reserve or reserves as the Board of Directors from time to time, in its discretion, considers proper to provide for contingencies, to equalize dividends or to repair or maintain any property of the Corporation, or for such other purposes as the Board of Directors shall consider beneficial to the Corporation. The Board of Directors may modify or abolish any such reserve.

10.03 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep as permanent records the minutes of the proceedings of its shareholders, Board of Directors, and any committee, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each shareholder.

10.04 Fiscal Year. The fiscal year of the Corporation shall be as provided in the Articles of Association.

10.05 Seal. The seal, if any, of the Corporation shall be in such form as may be approved from time to time by the Board of Directors.

10.06 Resignation. A director, committee member, officer, or agent may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the President, or the Secretary, or other officer responsible for recording the minutes of the meetings of the shareholders and directors. Such resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless it specifies otherwise, a resignation is effective without being accepted.

10.07 Securities of Other Corporations. Except as may be otherwise provided by resolution of the Board of Directors, the Chair, the CEO, the President, the Secretary, or any Vice-President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities. For purposes of this section, the term "securities" shall include, without limitation, any membership interest the Corporation may hold in any limited liability company or similar venture.

10.08  Electronic Signatures.  The Corporation may accept electronic signatures, including signatures transmitted by facsimile, email communication or other electronic means, on any document or instrument, including any shareholder proxy, shareholder or director consent or stock transfer instruction,  with the same effect as an original signature.

10.09 Amendment. Except as hereinafter provided in this Section 10.09, or by law or in the Articles of Association, these Bylaws may be altered, amended or repealed by the directors acting by resolution of a majority of the directors then in office or by resolution of the shareholders. In accordance with Article Seven of the Corporation’s Articles of Association, and notwithstanding any other provision of these Bylaws, the affirmative vote of the holders of 75% or more of the combined voting power of the then-outstanding shares of the Corporation's capital stock entitled to vote generally in the election of directors shall be required to amend, alter, change, or repeal, in whole or in part, Sections 3.02, 3.03, 3.04, 3.05 or 3.06 of these Bylaws.

10.10 Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

10.11 Headings; Interpretation. The headings used in these Bylaws are for convenience only and do not constitute matter to be construed in the interpretation of these Bylaws.  To the extent not inconsistent with the Corporation’s Articles of Association, terms used in these Bylaws that are defined in the Vermont Business Corporation Act shall be deemed to have the meanings ascribed therein.

The undersigned Corporate Secretary hereby certifies that the foregoing is a true and complete copy of the Amended and Restated Bylaws of Community Bancorp. as adopted by the Board of Directors of the Corporation and amended through July 15, 2020.

Corporate Secretary
Community Bancorp.
(Seal)